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                                                                    EXHIBIT 23.8

                     CONSENT OF T.J. SMITH & COMPANY, INC.

     As independent oil and gas consultants, T.J. Smith & Company, Inc., hereby consents to the use of our reserve report dated as of June 30, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about February 1, 2001

                                            T.J. SMITH & COMPANY, INC.

                                            By:      /s/ T.J. SMITH
                                            ------------------------------------
                                                         T.J. Smith

January 31, 2001
Houston, Texas